                    SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549


                               FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                           MYLEX CORPORATION
           (Exact name of issuer as specified in its charter)

         FLORIDA                                            59-2291597
___________________________                          ______________________
(State or other jurisdiction                           (I.R.S. Employer
   of incorporation or                                Identification  No.)
       organization)


                     34551 Ardenwood Boulevard
                     Fremont, California  94555
             (Address of principal executive offices)
                     ___________________________

                      1993 STOCK OPTION PLAN
                     (Full title of the plan)
                    ____________________________

                        ALBERT E. MONTROSS
                   Chief Executive Officer and
                           President
                        MYLEX CORPORATION
                     34551 Ardenwood Boulevard
                     Fremont, California 94555
                        (510) 796-6100
     (Name, address and telephone number of agent for service)

                  ________________________________
            Copy to:  Mr. Douglas Clark Neilsson, Esq.
                          Brown & Bain
                1755 Embarcadero Road, Suite 200
                     Palo Alto, CA  94303

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=====================================================================
                 CALCULATION OF REGISTRATION FEE
=====================================================================
                                Proposed     Proposed
Title of                        Maximum      Maximum
Securities       Amount         Offering     Aggregate     Amount
to be            to be          Price Per    Offering      of Registration
Registered       Registered     Share (1)    Price (1)     Fee
______________________________________________________________________________

Common Stock     850,000        $15.00       $12,750,000   $4,396.55

______________________________________________________________________________

(1) Estimated in accordance with Rule 457 (h) solely for the purpose of computing the amount of the registration fee based on the average of the high and low prices of the Company's Common Stock as reported on the NASDAQ National Market System on September 5, 1996.

=====================================================================

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                                   PART  II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1996.

         (c) The description of the Company's Common Stock to be offered hereby contained in the Company's Registration Statement on Form 8-A dated April 12, 1985, filed pursuant to Section 12(g) of the Exchange Act.

         All documents filed by the company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which reregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         The Bylaws of the Company provide that any officer, director, employee or agent who was or is made a party, or is threatened to be made a party, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, whether the basis of such proceeding is an alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Florida 1989 Business Corporation Act (the "Florida Act") against all expenses, liability and loss (including all expenses, judgments, fines, settlements) reasonably incurred or suffered by such person in connection therewith. Section 607.0850 of the Florida Act authorized a court to award, or a

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corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Florida Act. Further, the Company has entered into an indemnification agreement with its officers and directors, providing such individuals indemnification to the maximum extent permitted by the Florida Act.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the Florida Act, the foregoing Bylaw provision or any Indemnification Agreement, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 (the "Securities Act") and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit
         Number

                 4.1 1993 Stock Option Plan, as amended, together with form of Stock Option Agreement.

                 5.1 Opinion of counsel as to legality of securities being registered.

                 23.1  Consent of Independent Auditors.

                 23.2  Consent of Counsel (contained in Exhibit 5.1).

                 24.1  Power of Attorney (see page II-5).


Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the

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securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the Florida Act, the Bylaws of registrant, Indemnification Agreements entered into between registrant and its officers and directors, or otherwise, registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered thereunder, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court to appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 6th day of September, 1996.

                                    MYLEX CORPORATION


                                    By /s/ Albert E. Montross
                                       ----------------------
                                       Albert E. Montross
                                       Chief Executive Officer and President

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                             POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Colleen Gray, as his ad-hoc attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signatures                    Title                           Date
     ----------                    -----                           ----

/s/ Ismael Dudhia           Chairman of the Board                 9/6/96
- ------------------------
Ismael Dudhia


/s/ Albert E. Montross      Director, Chief Executive Officer     9/6/96
- ------------------------    and President
Albert E. Montross


/s/ M. Yaqup Mirza          Director                              9/6/96
- ------------------------
M. Yaqub Mirza


/s/ Inder M. Singh          Director                              9/6/96
- ------------------------
Inder M. Singh


/s/ Richard Love            Director                              9/6/96
- ------------------------
Richard Love


/s/ Stephen McKenzie        Director                              9/6/96
- ------------------------
Stephen McKenzie


/s/ Colleen Gray            Vice President Finance and            9/6/96
- ------------------------    Chief Financial Officer
Colleen Gray

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                                 Exhibit Index


Exhibit                                               Sequentially
Number                                                Numbered Page
- -------                                               -------------

4.1      1993 Stock Option Plan, as amended               9 - 28

5.1      Opinion of counsel as to legality of                29
         securities being registered.

23.1     Consent of Independent Auditors.                    30

23.2     Consent of Counsel (contained in Exhibit 5.1)       29

25.1     Power of Attorney (see page 7 of                     -
         Registration Statement)

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